                     PGI INCORPORATED AND SUBSIDIARIES

                                            FACTS FOR COMPUTATION OF NET LOSS PER SHARE
                                                                Three Months Ended June 30,       Six Months Ended June 30,
                                                              ------------------------------   ------------------------------
                                                                  1996               1995           1996              1995
                                                                  ----               ----           ----              ----
1)   Net loss for period                                      $ (1,002,000)      $  (600,000)  $ (1,662,000)     $ (1,229,000)
2)   Average shares outstanding before assumed exercise
      of stock options and conversion of preferred stock
      and debentures                                             3,317,555         3,317,555      3,317,555         3,317,555
                                                              =============      ============  =============     =============
3)   Average shares outstanding from assumed exercise
      of stock options:
          Primary                                                        -                 -              -                 -
                                                              =============      ============  =============     =============
          Fully diluted                                                  -                 -              -                 -
                                                              =============      ============  =============     =============
4)   Average shares outstanding from assumed conversion
      of preferred stock                                         3,760,000         3,760,000      3,760,000         3,760,000
                                                              =============      ============  =============     =============
5)   Average shares outstanding from assumed conversion
      of debentures                                              1,341,076         1,341,076      1,341,076         1,341,076
                                                              =============      ============  =============     =============
6)   Cumulative preferred dividends in arrears                $    160,000       $   160,000   $    320,000      $    320,000
                                                              =============      ============  =============     =============
7)   Interest and amortization charged against income for
      debentures during period                                $    190,000       $   190,000   $    380,000      $    380,000
                                                              =============      ============  =============     =============

ADJUSTMENT OF NET LOSS:
- -----------------------
     Primary
     -------
        Net loss for period (Line 1)                          $ (1,002,000)      $  (600,000)  $ (1,662,000)     $ (1,229,000)
        Less cumulative preferred dividends in arrears
         (Line 6)                                                 (160,000)         (160,000)      (320,000)         (320,000)
                                                              -------------      ------------  -------------     -------------
8)   Adjusted net loss for primary net loss per share         $ (1,162,000)      $  (760,000)  $ (1,982,000)     $ (1,549,000)
                                                              =============      ============  =============     =============
     Fully Diluted
     -------------
        Adjusted net loss for primary net loss per share
         (Line 8)                                             $ (1,162,000)       $ (760,000)  $ (1,982,000)     $ (1,549,000)
        Add cumulative preferred dividends in arrears on
         preferred stock ssumed converted   (Line 6)               160,000           160,000        320,000           320,000
        Add interest and amortization charged against income
          for debentures during period  (Line 7)                   190,000           190,000        380,000           380,000
        Tax effect on Line 7                                             -<FA>             -<FA>          -<FA>             -<FA>
                                                              -------------      ------------  -------------     -------------
9)   Adjusted net loss for fully diluted net loss per share      ($812,000)        ($410,000)   ($1,282,000)        $(849,000)
                                                              =============      ============  =============     =============

ADJUSTMENT OF AVERAGE SHARES OUTSTANDING
- ----------------------------------------
Primary
- -------
     Average shares outstanding (Line 2)                         3,317,555         3,317,555      3,317,555         3,317,555
     Average shares outstanding (Line 3)                                 -                 -              -                 -
                                                              -------------      ------------  -------------     -------------
10)   Shares assumed outstanding for primary net loss
       per share                                                 3,317,555         3,317,555      3,317,555         3,317,555
                                                              =============      ============  =============     =============
Fully Diluted
- -------------
     Average shares outstanding (Line 2)                         3,317,555         3,317,555      3,317,555         3,317,555
     Average shares outstanding from assumed exercise of
      stock options (Line 3)                                             -                 -              -                 -
     Average shares outstanding from assumed conversion
      of preferred stock (Line 4)                                3,760,000         3,760,000      3,760,000         3,760,000
     Average shares outstanding from assumed conversion
      of debentures (Line 5)                                     1,341,076         1,341,076      1,341,076         1,341,076
                                                              -------------      ------------  -------------     -------------
11)   Shares assumed outstanding for fully diluted net
       loss per share                                            8,418,631         8,418,631      8,418,631         8,418,631
                                                              =============      ============  =============     =============
NET LOSS PER SHARE:
- -------------------
Before Adjustment
- -----------------
    (Line 1 divided by Line 2)                                      $ (.30)           $ (.18)        $ (.50)           $ (.37)
                                                                    =======           =======        =======           =======
Primary
- -------
     Net loss
     (Line 8 divided by Line 10)                                    $ (.35)           $ (.23)        $ (.60)           $ (.47)
                                                                    =======           =======        =======           =======
Fully Diluted <FB>
- -------------
     Net loss <FB>                                                  $ (.35)           $ (.23)        $ (.60)           $ (.47)
                                                                    =======           =======        =======           =======

- -------------------------

<FA>  No tax calculation has been made because of full utilization of all available tax benefits for financial account purposes.

<FB>  Fully diluted net loss per share is the same as primary net loss per share due to anti-dilutive effect of assumed exercise of stock options and conversion of preferred stock and debentures to common stock.


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